Exhibit 10.19

TENDER AND SUPPORT AGREEMENT
TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of July 21, 2022, by and among Perella Weinberg Partners, a Delaware corporation (the “Company”), and each of the persons listed on Schedule A hereto (collectively, the “Warrant Holders,” and each a “Warrant Holder”).
W I T N E S S E T H:
WHEREAS, as of the date hereof, each Warrant Holder is: (i) the beneficial owner of warrants sold as part of the units in the initial public offering (the “IPO”) (whether they were purchased in the IPO or thereafter in the open market) of FinTech Acquisition Corp. IV (“FTIV”) (the “Public Warrants”), or (ii) the beneficial owner of warrants sold by FTIV as part of private units in a private placement in connection with its IPO (whether they were purchased or received directly from FTIV in connection with the consummation of its IPO or thereafter from FTIV’s sponsor) (the “Private Placement Warrants”, and together with the Public Warrants, the “Warrants”);
WHEREAS, as of the date hereof, there are a total of 7,869,975 Warrants outstanding (consisting of 7,666,642 Public Warrants and 203,333 Private Placement Warrants);
WHEREAS, on June 24, 2021, the Company completed its business combination with FTIV, and in connection therewith the Company was renamed “Perella Weinberg Partners”;
WHEREAS, each whole Warrant entitles its holder to purchase one share of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), of the Company, for a purchase price of $11.50, subject to certain adjustments;
WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (as may be amended and supplemented, the “Registration Statement”), to offer all Warrant holders the opportunity to exchange their Warrants for shares of Class A Common Stock, based on an exchange ratio of 0.20 shares of Class A Common Stock per Warrant and subject to other terms and conditions to be disclosed in the Registration Statement;
WHEREAS, concurrent with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Solicitation”) to solicit the consent of the holders of the Public Warrants to amend, effective upon the completion of the Exchange Offer, the terms of the Warrant Agreement (the “Warrant Agreement”), dated September 24, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as amended by Amendment No. 1 to the Warrant Agreement, dated as of November 10, 2021, by and among the Company, Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, LLC, as warrant agent, which governs all of the Warrants, to permit the Company to require that each Warrant (including each Private Placement Warrant) that is outstanding upon the closing of the Exchange Offer be converted into 0.18 shares of Class A Common Stock, which is a ratio of 10% less than the exchange ratio applicable to the Exchange Offer (the “Warrant Amendment”), as more fully described in the Registration Statement; and
WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Solicitation, each Warrant Holder has agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
Section 1.01 Agreement to Tender. Each Warrant Holder shall validly tender or cause to be tendered to the Company and not withdraw or cause to be withdrawn all Warrants set forth opposite such Warrant Holder’s name on Schedule A (the “Subject Warrants”), free and clear of all liens (except those liens or restrictions identified in Paragraph 1.03), pursuant to and in accordance with the terms of the Exchange Offer as described in the Registration Statement no later than the scheduled or extended expiration time of the Exchange Offer at a ratio of 0.20 shares of Class A Common Stock per Warrant. For the avoidance of doubt, nothing in this Agreement shall restrict the Warrant Holder from acquiring additional Warrants subsequent to the date hereof and such additional Warrants shall not be subject to the terms of this Agreement.
Section 1.02 Agreement to Consent. Each Warrant Holder shall deliver to the Company its timely consent with respect to the Solicitation with respect to all of such Warrant Holder’s Subject Warrants set forth on Schedule A that are Public Warrants in accordance with the terms and conditions of the Solicitation as described in the Registration Statement.
Section 1.03 Ownership of Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such Warrant Holder’s Subject Warrants in accordance with this Agreement, that such Warrant Holder is the sole beneficial owner of the number of Warrants set forth opposite such Warrant Holder’s name on Schedule A, and has good and marketable title to such Warrants free and clear of any liens, options, rights, or any other encumbrances, limitations or restrictions whatsoever (other than liens imposed under typical prime brokerage agreements and those restrictions imposed by applicable securities laws, this Agreement and the Warrant Agreement). Each Warrant Holder shall not transfer any Subject Warrants to any person (other than the Company in connection with the Exchange Offer) unless such person acquiring such Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement.
Section 1.04 Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Solicitation as soon as practicable consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulation, and that the Registration Statement, when declared effective, will comply in all material respects with all applicable Securities and Exchange Commission requirements. The terms of the Exchange Offer and Solicitation shall provide that the Exchange Offer and Solicitation may not be withdrawn by the

Company unless the conditions to the Exchange Offer and Solicitation are not satisfied or waived prior to the expiration date (as may be extended) of the Exchange Offer and Solicitation.
Section 1.05 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 1.06 Termination. This Agreement shall terminate as to all Warrant Holders (a) upon written notice to all the Warrant Holders by the Company, or upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Solicitation, and (ii) September 21, 2022; or (b) if the Company fails to commence the Exchange Offer and Solicitation by July 29, 2022.
Section 1.07 Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder.
Section 1.08 Governing Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Section 1.09 Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

PERELLA WEINBERG PARTNERS

By:	/s/ Gary Barancik
Name: Title:	Gary Barancik Chief Financial Officer
[Signature Page – PWP Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDER:

ARISTEIA CAPITAL, L.L.C.
By:	/s/ William R. Techar
Name:	William R. Techar
Title:	Co-Chief Investment Officer Managing Partner Aristeia Capital, L.L.C.
By:	/s/ Andrew B. David
Name:	Andrew B. David
Title:	Chief Operating Officer Aristeia Capital, L.L.C.

HOLDER:

DIFESA MASTER FUND, LP
By:	/s/Andrew Cohen
Name: Title	Andrew Cohen CIO

HOLDER:

INTEGRATED CORE STRATEGIES (US) LLC By: Integrated Holding Group LP, its Managing Member By: Millennium Management LLC, its General Partner
By:	/s/ Mark Meskin
Name: Title	Mark Meskin Chief Trading Officer
[Signature Page – PWP Tender and Support Agreement]

HOLDER:

ICS OPPORTUNITIES, LTD By: Millennium International Management LP, its Investment Manager
By:	/s/ Mark Meskin
Name: Title	Mark Meskin Chief Trading Officer

HOLDER:

NANTAHALA CAPITAL PARTNERS II LIMITED PARTNERSHIP By: Nantahala Capital Management, LLC, its General Partner
By:	/s/ Wilmot Harkey
Name: Title:	Wilmot Harkey Manager

HOLDER:

NANTAHALA CAPITAL PARTNERS LIMITED PARTNERSHIP By: Nantahala Capital Management, LLC, its General Partner
By:	/s/ Wilmot Harkey
Name: Title:	Wilmot Harkey Manager

HOLDER:

NCP QR LP By: Nantahala Capital Management, LLC, its General Partner
By:	/s/ Wilmot Harkey
Name: Title:	Wilmot Harkey Manager
[Signature Page – PWP Tender and Support Agreement]

HOLDER:

BLACKWELL PARTNERS LLC - SERIES A, solely with respect to the portion of its assets for which Nantahala Capital Management, LLC acts as its Investment Manager
By: Nantahala Capital Management, LLC, its General Partner
By:	/s/ Wilmot Harkey
Name: Title:	Wilmot Harkey Manager

HOLDER:

By:	/s/ Gerard Moore
Name:	Gerard Moore
Title:	Chief Financial Officer of Philadelphia Financial Management of San Francisco, LLC, General Partner of the Warrant Holders

[Signature Page – PWP Tender and Support Agreement]

Schedule A

Name of Warrant Holder	Number of Warrants	Number of Public Warrants
Aristeia Master Fund	409,390	409,390
ASIG International Limited	38,196	38,196
Blue Peak Limited	108,883	108,883
DS Liquid Div RVA ARST LLC	33,516	33,516
Windermere Cayman Fund Limited	12,628	12,628
Difesa Master Fund, LP	369,002	369,002
Integrated Core Strategies (US) LLC	62,736	62,736
ICS Opportunities, Ltd.	1,999,600	1,999,600
Nantahala Capital Partners II Limited Partnership	155,070	137,840
Nantahala Capital Partners Limited Partnership	53,667	47,704
NCP QR LP	63,915	56,814
Blackwell Partners LLC - Series A	136,476	121,312
Boathouse Row I, L.P.	72,486	72,486
Boathouse Row II, L.P.	50,066	50,066